================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                         March 23, 2006 (March 20, 2006)
                Date of Report (Date of earliest event reported)

                              E.DIGITAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-20734
                            (Commission File Number)

                                   33-0591385
                        (IRS Employer Identification No.)

                         13114 Evening Creek Drive South
                           San Diego, California 92128
                    (Address of principal executive offices)

                                 (858) 679-1504
              (Registrant's telephone number, including area code)


================================================================================

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      On November 11, 2005, in the normal course of our business, we placed a purchase order for 1,250 digEplayers with our contract manufacturer, Maycom Co., Ltd. ("Maycom"). Maycom was paid progress payments with final payments made in full for the order by e.Digital and directly by our customer, digEcor ("digEcor") in March, 2006.

      Maycom has fulfilled orders for digEplayers since 2003, and has fulfilled orders for other products manufactured for e.Digital and its customers since 2000. On March 20, 2006 we became aware of information indicating that Maycom may be unwilling or unable to complete the purchase order for product intended for delivery to digEcor. We were advised that digEcor made an onsite inspection of order progress in January, 2006 prior to final progress payments being made.

      We are investigating this matter, as well as discussing alternatives and actions with Maycom and digEcor. We expect Maycom to fulfill their obligation under the purchase order and we intend to take remedial steps including legal action, if necessary. We believe there are alternative suppliers that may be able to complete the order if Maycom is unable to do so. We are also evaluating if any third parties have interfered with our business relationship with Maycom.

      We are unable to determine at this time the impact this matter may have on our financial position or results of operations if Maycom does not timely fulfill its obligation to us and we are unable to deliver product to our customer, digEcor, in a timely manner. We have not recognized any revenue or costs related to products associated with this order, as we only recognize revenues and associated costs when products are delivered to and accepted by our customer. We have approximately $600,000 in deposits to Maycom as a current asset and approximately $790,000 of deposits from digEcor as a current liability related to the digEplayers associated with this order. Our deposits with Maycom may be impaired and we could be obligated to digEcor for their deposits to us if product is not delivered. We intend to seek restitution from Maycom for any damages we may incur from this matter.

      Maycom is not involved in the design, tooling or production of our proprietary eVU mobile entertainment product.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              e.DIGITAL CORPORATION

                              By: /s/ Robert Putnam
Date: March 23, 2006          ----------------------------
                              Robert Putnam, Senior Vice President and Secretary
                              (Interim Principal Financial Officer and duly
                              authorized to sign on behalf of the Registrant)